UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/20/2015

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On October 21, 2015, Stepan Company (the “Company”) issued a press release providing its financial results for the third quarter ended September 30, 2015. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On October 20, 2015, the Company’s Board of Directors (the “Board”) increased the size of the Board by one to a total of eight (8) Directors, and on the same date elected Ms. Jan Stern Reed as a Director.  Ms. Reed was assigned to Class II of the Board.  The next election of Class II Directors will be at the 2018 annual meeting of the Company’s stockholders. The Board also appointed Ms. Reed as a member of the Board’s Audit Committee, Compensation and Development Committee, and Nominating and Corporate Governance Committee.

As a Director, Ms. Reed will participate in the Company’s standard Non-Employee Director compensation arrangements described on pages 42–43 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2015.

The press release announcing the election of Ms. Reed to the Company’s Board is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

    Exhibit Number: 99.1

    Description: Press Release of Stepan Company dated October 21, 2015

    Exhibit Number: 99.2

    Description:  Press Release of Stepan Company dated October 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: October 21, 2015	By:	/s/ Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Stepan Company dated October 21, 2015
EX-99.2	Press Release of Stepan Company dated October 21, 2015